SELLING STOCKHOLDERS PROSPECTUS

Dated January 7, 2008

TENANTWIZ SOFTWARE, CORP.
8,000,000 shares of Common Stock
$.001 Per Share

TenantWIZ Software Corp.(the “Company” or “TenantWIZ”) is registering 8,000,000 shares of common stock (the “Shares”) on behalf of certain selling security holders (“Selling Security Holders”) which are individually named under the section titled “Selling Security Holders” within this registration statement.  All of the Shares in this Offering are offered by the Selling Security Holders.  The Offering price for the Shares will be $0.001 per Share until the Shares are quoted on the Over-the-Counter Bulleting Board (“OTC:BB”) or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the Shares are quoted on either the OTC:BB or an exchange.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  We will not receive any proceeds from the sale of any of the Shares held by the Selling Security Holders.

The Offering will conclude six months from the date of the Offering.  The Board of Directors shall have the authority to extend the offering for up to an additional six months, at the discretion of the Board of Directors.

There has previously been no public market for our common stock.  Our common stock is presently not traded on any market or securities exchange.

PLEASE READ THIS PROSPECTUS CAREFULLY

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

TenantWIZ does not plan to use this Offering Prospectus before the Effective Date.

TALBE OF CONTENTS

PART I – INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

Use of Proceeds

Determination of Offering Price

Dilution

Selling Security Holders

Plan of Distribution

Legal Proceedings

Directors, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Organization Within Last Five Years

Description of Business

Management’s Discussion and Analysis or Plan of Operation

Description of Property

Certain Relationships and Related Transactions

Market for Common Equity and Related Stockholder Matters

Executive Compensation

Financial Statements

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

PART I – INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

This summary provides an overview of selected information contained elsewhere in this Prospectus.  It does not contain all the information you should consider before making a decision to purchase the Shares being Offered.  You should read, very carefully and thoroughly, the more detailed information in this Prospectus and review our financial statements contained herein.

Summary Information about TenantWIZ

TenantWIZ Software Corp. is a developer of intelligent Web-based software solutions. Our flagship Internet software, TenantWIZ, is an Active Server Pages (ASP), Microsoft® SQL Server 2005 technology-based vacation rental software suite which allows individuals with no experience of complex programming languages or Website design knowledge to easily build, market & maintain a professional looking & functional vacation rental Website. TenantWIZ™ facilitates the utilization of a powerful suite of online tools to showcase properties via a high-end Website, while facilitating online reservations and reservations over the phone, managing those reservations, issuing electronic contractual agreements, obtaining digital signatures, managing renters & owners, accepting online and manual payments, tracking leads, and much more.

TenantWIZ is a Nevada corporation incorporated on May 21, 2007. Our principal offices are located at 650 South Hill Street, #J-4, Los Angeles, California, 90014.

Summary of the Offering by the Selling Security Holders

We have 10,000,000 shares of common stock issued and outstanding and are registering 8,000,000 of these shares on behalf of 32 individuals (“Selling Security Holders”) named in the section titled “Selling Security Holders” contained within this Prospectus.  The Selling Security Holders intend to sell all 8,000,000 Shares after this registration becomes effective.  The stated offering price for the Shares is $0.001 per Share.  We will not receive any proceeds from the sale of the Shares by the Selling Security Holders.

Securities being offered by the Selling Security Holders, common stock, par value $0.001	Up to 8,000,000 common shares issued to investors in a private placement (the “Shares”).
Offering Price per Share by the Selling Security Holders

The price, if and when the Selling Security Holders sell the Shares of common stock, is set at $0.001.  However, the Selling Security Holders will be responsible to determine if and when, and at what price, they sell their Shares.

Number of shares of Company common stock outstanding before the Offering of common stock, par value $0.001	10,000,000 common shares are currently issued and outstanding. 8,000,000 of the issued and outstanding shares are being offered for sale under this Prospectus by the Selling Security Holders.
Minimum number of Shares to be sold in this Offering.

There is no public market for the Company’s common shares.  The Offering Price is set at $0.001 per Share.  If, and when, the Shares are quoted on the Over-The-Counter Bulletin Board (OTC:BB) or an exchange each of the Selling Security Holders will make their own decisions on when, and for how much, to sell their Shares.

Use of Proceeds

We will not receive any proceeds from the sale of the Shares by the Selling Security Holders.  The expenses of this Offering, including the preparation of this Prospectus and the filing of this registration statement, estimated at $28,000, are being paid for by the Company.

Termination of the Offering	The Offering will conclude six months from the date of the Offering, unless extended by the Board of Directors for an additional six months.
Terms of the Offering	The Selling Security Holders will commence selling the Shares upon the approval of this registration statement.

You should rely only upon the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that which is contained in this Prospectus.  The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus, or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this Prospectus.  You should read this information in conjunction with Management’s Plan of Operations and the financial statements and related notes thereto included elsewhere in this Prospectus.

As of and for the Period of May 21, 2007 (Inception) through August 31, 2007

BALANCE SHEET	As of August 31, 2007
Total Assets	$2,625
Total Liabilities	$-
Shareholders’ Equity	$2,625
Period of May 21, 2007 (Inception) through August 31, 2007
Operating Data
Revenues	$-
Net Loss	$(2,125)
Net Loss Per Share	$(0.00)

As shown in the financial statements accompanying this Prospectus, we have had no revenues to date and have incurred only losses since our inception.  We have conducted no active business operations and our accountants have issued us a “going concern” opinion, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of appropriate financial means.  Prospective investors (“Investors”) should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the Shares.

Investors may lose their entire investment if we fail to implement our business plan.

TenantWIZ was formed in May 2007.  We have no active business operations record on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation: competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  TenantWIZ cannot guarantee that we will be successful in executing our proposed business and accomplishing our objectives.  To date, we have not generated any revenues and may incur losses in the foreseeable future.  If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

We lack adequate financing to fully implement our business plan.

Our current operating funds are adequate for corporate existence over the next twelve months.  TenantWIZ's cash balance as of August 31, 2007, is $2,625.  We will require additional financing in order to fully implement our business plans and strategy.  The Company is currently spending approximately $2,500 per month.  We will need funds in order to enter into leasing agreements for our offices and to furnish and equip those offices.  Opening a sales office requires approximately $10,000 and we anticipate incurring operational losses for a period of 6 months before the TenantWIZ software platform generates enough cash flow to sustain our operations.  Unless we can generate sufficient revenues to fully implement our business and fund ongoing operations we will need to alter our business plan and/or obtain additional financing.  Such additional financing may take the form of selling additional securities, obtaining loans from third parties or other types of financing.  There is no guarantee the Company will be able to obtain such financing or that any financing will be available on terms which are acceptable and/or beneficial to the Company.  If we are unable to generate sufficient revenue and obtain adequate financing on terms that are acceptable it will likely have a negative effect on our business and we will be forced to curtail or suspend our operations which could cause Investors to lose some or all of their investment in the Company.

Since we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

TenantWIZ Software Corp. is a development stage company and has not yet begun to open sales offices but does deliver limited services.  Thus, we have limited information by which to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on May 21, 2007, and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses for the foreseeable future. We will incur these losses due to expenses associated with setting up our computerized payment systems, opening and staffing our sales offices and paying salaries and benefits to our future employees.

We cannot guarantee that we will be successful in generating revenue in the future, or in obtaining additional financing, adequate to pay for our business operations and planned expenditures.  As of the date of this Prospectus, we have earned no revenue.  Failure to generate revenue, or obtain financing, will cause us to curtail or suspend operations which could result in the partial or total loss of your investment.

TenantWIZ may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources.  To date, we have not generated cash from operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to curtail or suspend our operations if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue active operations, we intend to obtain financing through loans or an attempt to raise addition capital through additional offerings and sales of equity or debt securities.  In the event we are unable to obtain sufficient funding, we will be forced to curtail or suspend business operations which may result in a partial or total loss of Investors’ investment(s) in the Company.

Members of Our Management Team Have Outside Business Obligations.

Mr. Kanaat, currently our sole officer and director, has other outside business activities and is devoting only approximately 15-25 hours per week to our operations.  Our operations may be sporadic and occur at times which are not convenient to Mr. Kanaat, which may result in periodic interruptions or suspensions of our business plan.  If the demands of the Company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations.  In the future, as other people join our management team, additional members of management may not devote all of their working time to our business and operations.

Such limited focus on the Company’s operations may result in periodic interruptions in the implementation of the Company’s business plans and active operations.  Such delays and/or interruptions may have a negative effect on the Company’s ability to fully implement its business plan and/or the ability to generate sufficient revenues to continue operations.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

If and when this registration statement is declared effective, we will thereafter be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations and/or our ability to remain current with our filing requirements.  The failure to remain current in our filing requirements with the SEC may cause the suspension of the ability for our common stock to be quoted and/or traded on any exchange and/or the OTC:BB.

You may not be able to sell your shares in the Company because there is no public market for our stock.

There currently is no public market for our common stock.  A public market for our stock may never develop.  Therefore, the current and potential market for our common stock is limited.  In the absence of our stock becoming listed on an exchange and/or quoted on the OTC:BB, no market is likely to develop for current Company shareholders and/or Investors to be able to buy and sell shares of our common stock.  We cannot guarantee that a meaningful trading market for our common stock will ever develop.

If a trading market for our common stock ever develops, which we cannot guarantee, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

If we cannot effectively promote our vacation management services, we will not attract customers.

Our success will depend on several factors, including consumers' perception of our role in the “vacation rental by owners community” and acceptance of our services.  We believe that the public’s acceptance of our services depends on several factors, including the overall simplicity and expediency of our property management platform, the pricing of such services, the convenience of the World Wide Web (the “Internet”) and the effectiveness of our marketing efforts.  Our services may not achieve broad market acceptance.  A decline in the demand for our vacation property management services, or our failure to achieve public acceptance for our Internet platforms services, would have a material and adverse effect on our business, operating results and financial condition.

Changing economic conditions may have an adverse effect on our business.

Changing economic conditions may adversely affect our business. The risks associated with our business may become more significant in an economic slowdown or recession.  In the event of an economic slowdown or recession we may suffer a decrease in annual vacation rates.  The frequency and severity of our losses may be higher under adverse economic conditions than those experienced by larger vacation lodging companies generally because of our limited marketing resources compared to that of large hotels and their vacation agencies.  Any sustained period of economic slowdown or recession could have a material and adverse effect on our business, operating results and financial condition.

Our quarterly operating results may fluctuate significantly and any failure to meet financial expectations for any fiscal quarter may have a negative effect on any existing market for our common stock.

We face significant competition from other companies that provide vacation rental management software.

In addition to other vacation rental management software companies, we compete with hotels, bed and breakfasts, Internet advertising, newspapers, travel magazines and other vacation services and retail businesses that provide self-directed resort property management and advertising. We believe that the vacation software management industry will become more competitive as the industry consolidates, and we could face additional competition as increasing numbers of Internet-based software firms enter our market place.  The entry of such competitors into our markets could have a material adverse effect on our business, operating results and financial condition. Many of our competitors have larger and more established customer bases and substantially greater financial, marketing and other resources than us.

Special note regarding forward-looking statements

This Prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

The Shares being registered pursuant to this registration statement will be sold, if at all, by the Selling Security Holders.  As such, the Company will not receive any proceeds from any sales of Shares pursuant to this Offering.

Determination of Offering Price

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Dilution

All of the Shares being registered and offered as a part of this Offering are already issued and outstanding.  The Company is not registering any shares of its common stock for later sale by the Company.  As such there will be no dilution to our shareholders as a result of this Offering, except with respect to the Selling Security Holders and then only if and when such Selling Security Holders voluntarily choose to sell any or all of their holdings of the Shares.

Selling Security Holders

The Selling Security Holders named in this Prospectus are offering all of the 8,000,000 Shares represented herein.  The Shares include the following:

(A)  8,000,000 shares of our common stock that the Selling Security Holders acquired from us in an offering completed on May 21, 2007 that was exempt from registration, under Section 4(2) the Securities Act, and pursuant to Rule 504 promulgated under the Securities Act.  These Shares were acquired by the 32 Selling Security Holders for the total purchase price of $8,000.00 (or $.001 per Share).  The Shares were part of a private placement, by the Company, of 10,000,000 Shares issued to a total of 33 shareholders at the per share price of $.001.  The Company raised a total of $10,000.00 pursuant to that private placement.  The exemption from registration represented by Rule 504 is available for offerings which meet the following requirements: 1) the private placement offering must be for no more than $1,000,000.00; 2) No general solicitation or advertisements are utilized as a part of the offering; and 3) notice and restrictive legends that state the shares may not be resold except pursuant to registration or upon compliance with an applicable exemption.

The Selling Security Holders may offer their Shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

To date, we have not taken any steps to list our common stock on any public exchange.  We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing.  Moreover, the Selling Security Holders will be limited to selling the shares at $0.001 per share (the set offering price per share pursuant to this Prospectus) until the shares are quoted on the Over-The-Counter Bulletin Board (OTC:BB) or an exchange.

As of the date of this Prospectus, our sole officer and director, Robert Kanaat, owns 2,000,000 shares of our common stock, all of which are subject to Rule 144 restrictions.  Currently our shares of common stock are held by a total of 33 shareholders; including Mr. Kanaat.

Percentage ownership in the following table, of the Selling Security Holders, is calculated based on the 10,000,000 shares of common stock issued and outstanding as of the date of this Prospectus.

Peter Kanaat 1601 North Fuller Ave. #401 Los Angeles, CA 90046	250,000	2.5%	250,000	0	0%
Mehtap Kanaat 17022 Calahan Street Northridge, CA 91325	250,000	2.5%	250,000	0	0%
Christopher Grupp 2201 South Beverly Glen, Suite 301 Los Angeles, CA 90064	250,000	2.5%	250,000	0	0%
Steve May 51285 Avenida Rubio Laguna, CA 92253	250,000	2.5%	250,000	0	0%
Glen Zarbatany 120 Rue Des Angolies Ile-Perrot, Quebec Canada J7V 9P3	250,000	2.5%	250,000	0	0%
Sylie Preston 50 Vicking Place Dollard Des Armaux, Quebec Canada H9G 2P1	250,000	2.5%	250,000	0	0%
Marc Simmons 52 Prospect Ave. Bryn Mawr, PA 19010	250,000	2.5%	250,000	0	0%
Ken Waters Cosmopolitan Hotel, #270 Castor, Alberta Canada T0C 0X0	250,000	2.5%	250,000	0	0%
Peter Deacey 230 Westcrot Road Beaconsfiled, Quebec Canada H9W 2M4	250,000	2.5%	250,000	0	0%
John Manker 150 Clark Road Edmondton, Alberta Canada T6N 1E2	250,000	2.5%	250,000	0	0%
Judy Waters 2118 – 102nd Crescent North Battleford, SK S9A 1J5 Canada	250,000	2.5%	250,000	0	0%
Kim Houghton 2610 Du Ruisseau Street St. Lazare, Quebec V5M 3S1 Canada	250,000	2.5%	250,000	0	0%
Ulrich Kamps Hohlstrasse 40 – 41239 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%
Thomas Lessenich Tomper STR. 1109 – 41169 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%
Bruno Steinhauser Muelgaustr. 129 – 41199 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%
Ingeborg Kreutz Waterbratr 129 – 41239 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%

Will Junker Hoferland 23 – 41366 Schwalmtal NRW, Germany	250,000	2.5%	250,000	0	0%
Erich Kreutz Koblenzer Strasse 131 -53177 Bonn NRW, Germany	250,000	2.5%	250,000	0	0%
Arno Balzer Baeumchesweg 89 – 4199 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%
Edith Steinhauser Gartenstr. 139, Moenchengledbach NRW Germany	250,000	2.5%	250,000	0	0%
Dietmar Schneider Nelkenweg 15 – 41372 Niederkruchten NRW, Germany	250,000	2.5%	250,000	0	0%
Michael Schwartz Boeningstr. 151 – 41239 Moenchengledbach NRW, Germany	250,000	2.5%	250,000	0	0%
Alfonso De Palma La Plata 9 Panam, Republic of Panama	250,000	2.5%	250,000	0	0%
Rodriquez De Leon 1012 San Louis, Punta Pacifica Panama, Republic of Panama	250,000	2.5%	250,000	0	0%
Elena Rostichio San Marcoes De Rosa 11 Panama, Republic of Panama	250,000	2.5%	250,000	0	0%
Louisa San Simone El Roscato 48 Panama, Republic of Panama	250,000	2.5%	250,000	0	0%
Jamie Paz Suarez #17 Alabossa, Punta Pacifica Panama, Republic of Panama	250,000	2.5%	250,000	0	0%
Pablo Suarez #35 Planta Vesta Gadenia Panama, Republic of Panama	250,000	2.5%	250,000	0	0%
Alfonso Ruisio #34 Calienta Plaza, 20122 Milano, Italy	250,000	2.5%	250,000	0	0%
Sergio Verona 20122 Milano Corso Vittorio Emmanuele 23 Italy	250,000	2.5%	250,000	0	0%
Alfredo Sangiovanni 1 – 62012 Civitanova Marche (MC) Via S. Plicana 6, Italy	250,000	2.5%	250,000	0	0%
Stefano Grosini 20122 Milano Corso Italia 12 Italy	250,000	2.5%	250,000	0	0%
Totals	8,000,000	80%	8,000,000	0	0%

(1)

Based on 10,000,000 common shares outstanding prior to this Offering.

(2)

Assumes all Shares offered are sold.

Except as pursuant to applicable community property laws, the persons named in the above table have sole voting and investment power with respect to all of the Shares.  None of the Selling Security Holders are broker-dealers or affiliates of broker-dealers.

As a group, the 32 Selling Security Holders are hereby registering 8,000,000 common shares (the “Shares”).  The price per Share is $0.001 and will remain so unless and until the Shares are quoted on the OTC:BB or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only if and after the shares are quoted on either the OTC:BB or an exchange.

The Shares owned by the Selling Security Holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities.  In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the Selling Security Holders receive payment for the sale of their Shares, we will not receive any of the proceeds from such sales.  We are incurring all expenses in connection with the registration of the Shares of the Selling Security Holders.

To our knowledge, except for our officer and director, none of the Selling Security Holders have either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since inception (May 21, 2007) or (2) ever been an officer or director of us.

Family Relationships

The following Selling Security Holders are related to our director and officer as follows:

(1)

Mehtap Kanaat is the mother of Robert Kanaat.

(2)

Peter Kanaat is the brother of Robert Kanaat.

Our officer and director does not have any beneficial ownership, as that term is defined Rule 13(d)(3) of the 1934 Exchange Act, in the shares owned by his mother or brother.

Plan of Distribution

We are registering 8,000,000 shares of common stock for possible resale at the price of $0.001 per Share.  The Company has, as of the date of this Prospectus, issued and outstanding

10,000,000 shares of its common stock.  The Selling Security Holders currently own, and will be offering, up to a total of 80% of our issued and outstanding common stock.  There are no arrangements to address the possible effect of the Offerings on the price of the stock.

We will not receive any proceeds from the sale of the Shares by the Selling Security Holders.  The price per share is $0.001 and will remain so unless and until the Shares are quoted on the OTC:BB or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the Shares are quoted on either the OTC:BB or an exchange.  However, our common stock may never be quoted on the OTC:BB or listed on any exchange.

When, and if, our common stock is quoted on the OTC:BB or listed on an exchange, the Selling Security Holders’ Shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Selling Security Holders.  Further, the Selling Security Holders may occasionally offer their Shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom they may act as agents.  The Shares sold by the Selling Security Holders may be sold occasionally in one or more transactions, either at any Offering Price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale.  Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and any underwriters.

In the event that the Selling Security Holders enter into an agreement, after the effective date of this Registration Statement, to sell their Shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this Registration Statement and file the agreement as an exhibit to the amended Registration Statement.  The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an “underwriter” under the Securities Act.  Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.  If and when a particular offer is made by or on behalf of the Selling Security Holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

a)

The name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the Selling Security Holders; and

b)

Any discounts, commissions, and other items constituting compensation from the Selling Security Holders; and

c)

Any discounts, commission, or concessions allowed, realized or paid to dealers; and

d)

The proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a Selling Security Holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the Selling Security Holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states.  In addition, in certain states, the securities may not be able to be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Legal Proceedings

Our officers, employees and directors have not been convicted in any criminal proceeding, exclusive of traffic violations.

Our officers, employees and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, employees and directors have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of TenantWIZ has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Our directors serve until their successors are elected and qualified.  Our Board of Directors (the “Board”) elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office.  The Board has no nominating or compensation committee at this time.  Our current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Robert Kanaat 17022 Calahan Street Northridge, CA 91325	30	President, CEO, Secretary, Treasurer, Director

Mr. Kanaat has held his position as sole officer and director since inception and is expected to hold his office at least until the next annual meeting of our shareholders.

Background

ROBERT KANAAT, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Mr. Kanaat earned a Bachelor of Arts degree in Political Science (2000) from New York University's College of Arts and Sciences.  Mr. Kanaat began his entrepreneurial activities in 2001 when he founded iSculptors, Inc., a firm specializing in interactive Web design services, developing feature-rich websites and web applications with Active Server Pages (ASP), Macromedia Flash, Databases, and other Web-based technologies.  In 2004, Mr. Kanaat was the co-founder and CEO of Elemental Software, Inc., a Los Angeles-based Internet technology company which developed proprietary Web-based Shopping Cart software which was marketed within North America.  Mr. Kanaat created all of the product and service offerings and assisted in recruiting talented personnel at important stages in the development of the business.  Since May 2007, Mr. Kanaat has been the founder and President of TenantWIZ Software Corp. which is the proprietary developer of a web-based Vacation Rental software system, Tenantwiz.com.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest with our sole officer and director.  The only conflict that we foresee is Mr. Kanaat’s devotion of time to projects that do not involve us.  In the event that Mr. Kanaat ceases devoting time to our operations, he has agreed to resign as an officer and director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the total number of shares of our common stock owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common	Robert Kanaat (2)	2,000,000	20%
Common	Officers and Directors as a Group – (2)	2,000,000	20%

(1)

Based on 10,000,000 shares of common stock issued and outstanding as of August 31, 2007.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Mr. Kanaat indirectly owns his shares through E-Resolve, Inc., a private corporation.  Mr. Kanaat is the sole officer/director of that corporation and has sole investment and voting power of the shares owned by it.

Future Sales by Existing Shareholders

A total of 2,000,000 shares have been issued to our sole officer and director, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be sold, in a broker assisted transaction, subject to volume restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of Shares purchased in this Offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.  The holders of our common stock

•

Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

And are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders.  The declaration of any future dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no anti-takeover provisions in our governing documents or under Nevada corporate law that, currently, may have the affect of delaying or preventing a change in our control.  Provisions 78.378 through 78.379 of the Nevada Revised Statutes relate to control share acquisitions that may serve to delay or make more difficult attempts to acquire us or effect a change in control of the Company.  However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation.  It is unlikely we will meet all of those conditions in the foreseeable future.

Reporting

After we complete this Offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  We will file the reports electronically.  The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, FL 33701, (727) 289-0010.

Stock Option Plan

Our Board of Directors has not adopted a stock option plan.  We have no plans to adopt a stock option plan but may choose to do so in the future.

Stock Awards Plan

We have not adopted a Stock Awards Plan, but may do so in the future.

Interest of Named Experts and Counsel

Our financial statements have been audited for the period ending August 31, 2007 by Child, Van Wagoner and Bradshaw, PLLC, Certified Public Accountants, as set forth in their report included in this Prospectus.  Their report is given upon their authority as experts in accounting and auditing.

Parsons/Burnett, LLP has acted as our legal counsel.  James B. Parsons, Attorney at Law, has opined on the legality of the 8,000,000 shares of common stock offered through this Prospectus.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merit in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be the fullest extent permitted by the laws of the State of Nevada.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

We were incorporated on May 21, 2007, under the laws of the State of Nevada.  On that date, Robert Kanaat was appointed as our sole Director.  Mr. Kanaat was also appointed as President, Secretary, Treasurer and Chief Executive Officer.  Mr. Kanaat continues to serve as the sole officer and director of the Company.

Description of Business

General

TenantWIZ Software Corp. is a development stage company and was incorporated on May 21, 2007, to enter into the vacation rental management services industry.  Our Company provides vacation rental products and services targeted to our key demographic market which is comprised of individuals or groups who rent out their own houses, condos and apartments for usage as a vacation property.  Our target consumers are higher-income travelers and those that own a second or third residence.

Services

TenantWIZ intends to provide a simple and efficient way for individuals or groups to manage and advertise their own vacation rental properties. The Company intends to provide services under two specific proprietary brands: one (TenantWIZ) for “upscale,” customized individual vacation properties; and another for popular-priced vacation packages (TenantWIZMALL).

Marketing

Our primary marketing strategy will be to purchase advertisements on well established holiday/vacation Internet Web sites and in vacation and travel magazines. Our target audience is individuals in the mid-to upper-income bracket.

Company Software and Website

 TenantWIZ Vacation Rental Software is a flexible short-term Web-based software system. As a Web-based application, the original software was designed to manage one or many vacation rental units for vacation rental owners and vacation rental agencies alike. Over time, we intend to develop the TenantWIZ software application to grow into a system that can not only manage vacation rental units for owners and rental agencies, but also a system that can manage boutique hotels, condominiums, bed & breakfasts, motels, and other multi-unit complexes. In addition, the TenantWIZ software system, with the anticipated introduction of version 2.5 in early 2008, named, TenantWIZMALL, can act as a vacation rental listing application allowing third parties to create vacation rental listing sites.   The Company’s business plan calls for us to launch a Website featuring an on-line version of its software.

Competitive Advantages

Many competitors face significant barriers to accessing our target market as few of them offer similar software services in one convenient platform such as TenantWIZ.  Bringing our enhanced modules on-line in early 2008, which are currently in the BETA testing phase, such as fractional ownership applications, will allow customers to manage any fractionally owned property using our advanced scheduling system.  Other modules in development include a car rental module, a yacht chartering module, jet chartering module and others specifically designed for these niche industries.

With the introduction of TenantWIZMALL, a potential comprehensive listing of properties, cars, yachts, and other unit-based and owned property managed through the TenantWIZ software system, our platform will have the potential to become a leader in the Web-based rental management industry, with the possibility of cross-marketing opportunities and partnerships.

We intend to compete by being friendly and approachable, having a quick set-up process, flexible terms and lower pricing.

Company History

On May 21, 2007, Robert Kanaat, our sole officer and director, founded the Company to enter into the vacation rental software industry.

Employees and Employment Agreements

At present, we have no employees other than our sole officer and director, who has received no compensation. There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans. However, we may adopt such plans in the future.

Rather than hire employees to perform website development and maintenance, during the initial implementation of our marketing strategy, the Company intends to hire independent consultants to further develop its website. We plan on hiring initial sales staff to service our customers on a commission basis and do not anticipate paying fixed salaries to any employees hired in the foreseeable future.

Management’s Discussion and Analysis or Plan of Operation

This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation organized to enter into the vacation rental software services industry.  We have not yet generated any revenues from business operations.

Our auditors have issued a going concern opinion.  This means there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenses.  This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our services to customers.  Accordingly, if we are not able to begin generating income from operations, in order to continue implementing our business plan and conducting active business operations, we will be forced to seek alternate forms of financing.

From inception to August 31, 2007, the Company's business operations have primarily been focused on developing our business model and marketing strategy.  The Company has been conducting industry market research and an analysis of our competitors.  Our initial research has focused on identifying the best value for our initial marketing campaign in terms of client demographics and the current economic environment.

The Company anticipates finalizing its initial advertising plan within the next ninety (90) to one hundred eighty (180) days. The Company has budgeted approximately $5,000 to spend on developing its initial advertising strategy.

When the Company has determined the best location for our initial sales office, we will engage the services of a sales agent to begin implementing our marketing plan in that area. Such initial activities will include building a list of potential clients and client servicing needs. The Company will search for suitable office space in the preferred locale based on the results of its demographic research.  To offset expenses incurred during this period, the Company may look at securing a shared space in an office with another non-competing business.  Upon finding the appropriate location, the Company will enter into a lease or sub-lease agreement.  We believe that we will have secured our initial office location within the next one hundred twenty (120) to one hundred eighty (180) days.  The Company anticipates expending approximately $5,000 in its efforts to secure office space.

The Company will purchase a computer system and other office equipment and supplies for our initial sales office. The Company estimates that these equipment expenditures for the office will be approximately $9,500.  The Company will also design and have printed all of the necessary forms and agreements used in its operations, at an estimated cost of $3,000.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements with any party.

Description of Property

We do not own any real estate or other properties.  Our office is located at 650 South Hill Street, #J-4, Los Angeles, CA 90014.  Our telephone number is 866-993-6879.  Our email address is investments@tenantwiz.com.

Certain Relationships and Related Transactions

On May 21, 2007, the Company issued 2,000,000 shares of common stock at $0.001 per share to Mr. Robert Kanaat, our sole officer and director, for total consideration of $2,000.  Also on May 21, 2007, we issued a total of 8,000,000 for cash consideration of $8,000, or $0.001 per share, to 32 individual accredited investors.  These securities were sold, without being registered under the Act, in reliance upon the exemption contained in Section 4(2) thereof and Rule 504 promulgated thereunder.

Market for Common Equity and Related Stockholder Matters

No public trading market previously existed for the Company’s common stock.  Our common stock is presently not traded on any market or securities exchange.  None of the common stock is subject to outstanding options or warrants to purchase, or securities convertible into common stock.

On May 21, 2007, a total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Under Rule 144, the shares can be sold, in a broker assisted transaction, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.  Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions.  Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are Offering.

As a group the Selling Security Holders are hereby registering 8,000,000 common shares.  The price per share is $0.001 and will remain so unless and until the shares are quoted on the OTC:BB or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC:BB or an exchange (please see “Plan of Distribution” section of this Prospectus).

The shares owned by our sole officer and director were acquired on May 21, 2007.  We issued a total of 2,000,000 shares at $0.001 for a total consideration of $2,000.

The Shares owned by the Selling Security Holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities.  In regard to the Shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the Selling Security Holders receive payment for the sale of their Shares, we will not receive any of the proceeds from such sales.  We are bearing all expenses in connection with the registration of the Shares of the Selling Security Holders.

Executive Compensation

Summary Compensation

We have made no provisions for paying cash or non-cash compensation to our officers and directors.  No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on May 21, 2007, through August 31, 2007.  The compensation addresses all compensation awarded to, earned by, or paid to our named executive officers up to August 31, 2007.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Incentive Plan Compensation (US$)	Deferred Compensation (US$)	All Other Compensation (US$)	Total (US$)
Robert Kanaat, Director, CEO, President, Secretary, Treasurer	2007	$0	$0	$0	$0	$0	$0	$0	$0

We did not pay any salaries in 2007.  We do not anticipate beginning to pay salaries until we have adequate funds to do so.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

At this time, we have not entered into any employment agreements with our officers and directors.  If there is sufficient cash flow available from our future operations, we may in the future enter into employment agreements with our officers and directors, or future key staff members.

Financial Statements

Our fiscal year end is August 31.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an independent registered public accounting firm.

The following financial statements immediately follow this Prospectus:

Audited Financial Statements as of and for the Period of May 21, 2007 (Inception) to August 31, 2007

Report of Independent Registered Public Accounting Firm
Balance Sheet
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows:

Notes to the Financial Statements

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until February 13, 2007 (90 days after the effective date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TenantWIZ Software Corp.

(A Development Stage Company)

Financial Statements

For the period from

May 21, 2007 (Inception)

to August 31, 2007

1

TenantWIZ Software Corp.

(A Development Stage Company)

Index to Financial Statements

For the period from May 21, 2007 (Inception) to August 31, 2007

  Page(s)

Report of Independent Registered Public Accounting Firm

3

Balance Sheet as of August 31, 2007

4

Statement of Operations for the Period from May 21, 2007

(Inception) to August 31, 2007

5

Statement of Changes in Stockholders’ Equity for the Period

from May 21, 2007 (Inception) to August 31, 2007

6

Statement of Cash Flows for the Period from May 21, 2007

(Inception) to August 31, 2007

7

Notes to the Financial Statements                                                                                                               8-12

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

TenantWIZ Software Corp.

We have audited the accompanying balance sheet of TenantWIZ Software Corp. (a development stage company) (the Company) as of August 31, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period of May 21, 2007 (inception) to August 31, 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2007, and the results of its operations and its cash flows for the period of May 21, 2007 (inception) to August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has incurred losses since inception, and hasn’t generated any revenues from its planned principal operations.  This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

October 29, 2007

3

TenantWIZ Software Corp.

(A Development Stage Company)

Balance Sheet

As of August 31, 2007

ASSETS

Current assets:

Cash and cash equivalents

$

2,625

Total current assets

2,625

Total assets

$

 2,625

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total liabilities

$

-

Stockholders’ Equity

Common stock, par value $.001, 100,000,000 shares

authorized, 10,000,000 shares issued and outstanding

10,000

Subscriptions receivable

(5,250)

Deficit accumulated during the development stage

(2,125)

Total stockholders’ equity

2,625

Total liabilities and stockholders’ equity

$

2,625

See accompanying notes to the financial statements.

4

TenantWIZ Software Corp.

(A Development Stage Company)

Statement of Operations

For the Period from May 21, 2007 (Inception) to August 31, 2007

Revenues:

$

-

Operating expenses:

Selling, general and administrative

2,125

Operating loss before income taxes

(2,125)

Income tax expense (benefit)

-

Net loss available to common shareholders

$

(2,125)

Basic and diluted loss per common share

$                   (.00)

Weighted average shares outstanding

10,000,000

See accompanying notes to the financial statements.

5

TenantWIZ Software Corp.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the Period from May 21, 2007 (Inception) to August 31, 2007

          Deficit

    Accumulated

                Total

              Common Shares

        Subscriptions             During the

Stockholders’

       Shares

     Amount

      Receivable

Development Stage         Equity

Balance, May 21, 2007 (Inception)

-

$

-

$

-

$

-

$

-

Common shares issued for cash

at $.001 per share

10,000,000

10,000

(5,250)

-

4,750

Loss during the period from

Inception to August 31, 2007

-

-

-

(2,125)

(2,125)

Balance, August 31, 2007

10,000,000

$

10,000

$

(5,250)

$

(2,125)

$

2,625

See accompanying notes to the financial statements.

6

TenantWIZ Software Corp.

(A Development Stage Company)

Statement of Cash Flows

For the Period of May 21, 2007 (Inception) to August 31, 2007

Cash flows from operating activities:

Net loss

$

(2,125)

Net cash used in operating activities

(2,125)

Cash flows from investing activities:

Net cash provided by investing activities

-

Cash flows from financing activities:

Issuance of common stock for cash

4,750

Net cash provided by financing activities

4,750

Net increase in cash and cash equivalents

2,625

Cash at beginning of period

-

Cash at end of period

$

2,625

Cash paid for interest

$

-

Cash paid for income taxes

$

-

See accompanying notes to the financial statements.

7

TenantWIZ Software Corp.

(A Development Stage Company)

Notes to the Financial Statements

Period from May 21, 2007 (Inception) to August 31, 2007

1.  ORGANIZATION

TenantWIZ Software Corp. (the “Company”) was incorporated on May 21, 2007 in the State of Nevada, U.S.A.  Its principal offices are based in Los Angeles, California.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

The Company is a development stage company that engages primarily in the development of intelligent Web-based software solutions.  Utilizing its Internet software, the Company provides a vacation rental software suite that allows individuals with little to no experience of complex programming languages or Website design knowledge to build, market and maintain a professional vacation rental website.  To date, the Company’s activities have been limited to its formation, minimal operations and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company has not received significant revenues from the sale or implementation of its services as of August 31, 2007 in accordance with its business plan.  Accordingly, the Company’s activities have been accounted for as those of a development stage enterprise as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  All losses since inception have been considered part of the Company’s development stage activities.

2.  SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $2,625 in cash and cash equivalents at August 31, 2007.

TenantWIZ Software, Corp.

(A Development Stage Company)

Notes to the Financial Statements

Period from May 21, 2007 (Inception) to August 31, 2007

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share for the period from May 21, 2007 (Inception) to August 31, 2007:

Net Loss

$

(2,125)

Weighted average common shares

outstanding (Basic)

10,000,000

Options

-

Warrants

-

Weighted average common shares

outstanding (Diluted)

10,000,000

Net loss per share (Basic and Diluted)

$                 (0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

TenantWIZ Software, Corp.

(A Development Stage Company)

Notes to the Financial Statements

Period from May 21, 2007 (Inception) to August 31, 2007

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.”  SFAS No. 155 eliminates the temporary exemption of bifurcation requirements to securitized financial assets, contained in SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  As a result, similar financial instruments are accounted for similarly regardless of the form of the instruments.  In addition, in instances where a derivative would otherwise have to be bifurcated, SFAS No. 155 allows a preparer on an instrument-by-instrument basis to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to remeasurement.  The adoption of SFAS No. 155 has not materially affected the Company’s reported loss, financial condition or cash flows.

In March, 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  The pronouncement establishes standards whereby servicing assets and servicing liabilities are initially measured at fair value, where applicable.  In addition, SFAS No. 156 allows subsequent measurement of servicing assets and liabilities at fair value, and where applicable, derivative instruments used to mitigate risks inherent with servicing assets and liabilities are likewise measured at fair value.  The adoption of SFAS No. 156 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In March, 2006, the FASB issued Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes,” an interpretation of SFAS No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes criteria for the recognition and measurement of a tax position taken or expected to be taken in a tax return.  Accordingly, tax positions are analyzed to determine whether it is more likely than not they will be sustained when examined by the appropriate tax authority.  Positions that meet the more-likely-than-not criteria are measured to determine the amount of benefit to be recognized, whereas those positions that do not meet the more-likely-than-not criteria are derecognized in the financial statements.  The adoption of FIN 48 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  The statement defines fair value, determines appropriate measurement methods, and expands disclosure requirements about those measurements.  The adoption of SFAS No. 157 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”  This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year of change through comprehensive income.  In addition, SFAS No. 158 requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position.   The adoption of SFAS No. 158 has not materially affected the Company’s reported loss, financial condition, or cash flows.

TenantWIZ Software, Corp.

(A Development Stage Company)

Notes to the Financial Statements

Period from May 21, 2007 (Inception) to August 31, 2007

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” which amends SFAS No. 123, “Accounting for Stock-Based Compensation.”  This Statement, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005.  The adoption of SFAS 123R has not materially affected the Company’s reported loss, financial condition, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of FASB Statement No. 115. This pronouncement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  The adoption of SFAS 159 has not materially affected the Company’s reported loss, financial condition, or cash flows.

3.  STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the Company is sought.

SHARE ISSUANCES

At August 31, 2007, the Company had issued 10,000,000 common shares at $.001 per share, or $10,000.  Of the total common shares issued at August 31, 2007, 5,250,000, totaling $5,250, represent subscribed shares issued for which funds had not been received (Note 6).  There are no preferred shares authorized, issued or outstanding.  The Company has no stock option plan, warrants or other dilutive securities.

4.  PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from May 21, 2007 (date of inception) through August 31, 2007 of $2,125 will begin to expire in 2027. As the likelihood of utilization of the loss carryforward is questionable, deferred tax assets of $744 were offset by a valuation allowance totaling the same amount.

TenantWIZ Software, Corp.

(A Development Stage Company)

Notes to the Financial Statements

Period from May 21, 2007 (Inception) to August 31, 2007

5.  GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of August 31, 2007, the Company has working capital of $2,625 and an accumulated deficit of $2,125.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, establish computerized payment systems, open and staff sales offices and pay salaries and benefits to its future employees.  In response to these capital requirements, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6.

 SUBSEQUENT EVENTS

On September 4th and 5th, 2007, the Company received $5,250 to satisfy the stock subscriptions receivable outstanding at August 31, 2007 (Note 3).   Upon receipt of these funds, all shares outstanding at August 31, 2007 had been paid for.